Exhibit 99.1
FOR IMMEDIATE RELEASE
GLOBAL HEADQUARTERS:
200 INNOVATION WAY,
AKRON, OHIO 44316-0001
MEDIA WEBSITE:
WWW.GOODYEARNEWSROOM.COM
MEDIA CONTACT:
DOUG GRASSIAN
330.796.3855
DOUG_GRASSIAN@GOODYEAR.COM
ANALYST CONTACT:
RYAN REED
330.796.0368
RYAN_REED@GOODYEAR.COM
Goodyear Announces Q3 2025 Results,
Completes Sale of Chemical Business
Goodyear Forward delivered $185 million of segment operating income benefits in the quarter. All planned divestitures completed, driving significant deleveraging.
AKRON, Ohio, Nov. 3, 2025 – The Goodyear Tire & Rubber Company (NASDAQ:GT)
reported third quarter 2025 results today and the company will host an investor call tomorrow morning, Tuesday, Nov. 4, at 8:30 a.m. Eastern time led by Mark Stewart,
Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer.
“We delivered a meaningful increase in segment operating income relative to the second quarter in an industry environment that continued to be marked by global trade disruption,” said Mark Stewart, chief executive officer and president. "This growth underscores our strong product portfolio and the consistency of our execution under the Goodyear Forward plan, both of which we expect to support further acceleration in our earnings during the fourth quarter."
Financial Results
Goodyear's third quarter 2025 net sales were $4.6 billion, with tire unit volumes totaling
40.0 million. The third quarter of 2025 included several significant items, including a non-cash deferred tax asset valuation allowance of $1.4 billion, a non-cash goodwill impairment charge of $674 million and, on a pre-tax basis, rationalization charges of
$21 million and Goodyear Forward costs of $8 million. Including these items, Goodyear net loss was $2.2 billion ($7.62 per share) compared to Goodyear net loss of $37 million
(13 cents per share) a year ago.
The third quarter of 2024 included, on a pre-tax basis, Goodyear Forward costs of $25 million and rationalization charges of $11 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.
Third quarter 2025 adjusted net income was $82 million compared to adjusted net income of $102 million in the third quarter last year. Adjusted earnings per share was
$0.28, compared to $0.36 in the prior year’s quarter. Per share amounts are diluted.
Segment Results
The company reported segment operating income of $287 million in the third quarter of
2025, compared to $346 million from a year ago. After adjusting for the sale of its Off-
the-Road (OTR) tire business, segment operating income declined $49 million. The change in segment operating income reflects benefits from Goodyear Forward of $185 million, partly offset by inflation and other costs of $137 million, the impact of lower volume of $90 million and $17 million for the non-recurrence of the 2024 insurance recoveries, net of expenses .
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Goodyear Forward
Goodyear Forward delivered benefits of $185 million during the third quarter of 2025. The company expects to achieve approximately $1.5 billion of annualized run-rate benefits by year-end 2025.
Additionally, on Oct. 31, Goodyear completed the previously announced $650 million sale of its Chemical business for cash proceeds of $580 million, net of working capital adjustments, including an adjustment for intercompany receivables, before transaction fees and taxes.The sale of the Chemical business followed the divestitures of the OTR tire business and the Dunlop brand earlier in the year. Total proceeds of approximately $2.2 billion will be used to reduce the company's debt balance.
Year-to-Date Results
Goodyear's first nine months 2025 net sales were $13.4 billion, with tire unit volumes totaling 116.4 million. The first nine months of 2025 included several significant items, including a non-cash deferred tax asset valuation allowance of $1.4 billion, a non-cash goodwill impairment charge of $674 million and, on a pre-tax basis, a combined estimated gain on the sales of the OTR tire business and the Dunlop brand of $640 million, rationalization charges of $161 million and Goodyear Forward costs of $19 million. Goodyear net loss was $1.8 billion ($6.35 per share) compared to Goodyear net loss of $27 million (9 cents per share) a year ago.
The first nine months of 2024 included, on a pre-tax basis, Goodyear Forward costs of $92 million and rationalization charges of $52 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.
First nine months 2025 adjusted net income was $23 million compared to adjusted net income of $168 million in the prior year. Adjusted earnings per share was $0.08, compared to $0.58 in the prior year.
The company reported segment operating income of $641 million in the first nine months of 2025, compared to $920 million a year ago. After adjusting for the sale of its OTR tire business, which was completed in February 2025, segment operating income declined $234 million, driven by higher raw materials and lower volume. Segment operating income reflects benefits from Goodyear Forward of $580 million, inflation and other costs of $316 million, the impact of lower volume of $193 million, unfavorable net price/mix versus raw material costs of $174 million, and non-recurrence of the 2024 insurance recoveries, net of expenses, of $69 million.
Additional earnings materials can be found on Goodyear’s investor relations website at http://investor.goodyear.com.
Reconciliation of Non-GAAP Financial Measures
See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings
per Share, reflecting the impact of certain significant items on the 2025 and 2024 periods.
(more)

Business Segment Results
AMERICAS

	Third Quarter		Nine Months
(In millions)	2025	2024	2025	2024
Tire Units	19.6	21.0	57.1	59.6
Net Sales	$2,737	$2,858	$7,901	$8,143
Segment Operating Income	$206	$251	$502	$671
Segment Operating Margin	7.5%	8.8%	6.4%	8.2%
Americas’ third quarter 2025 net sales of $2.7 billion were 4.2% lower than last year, driven by declines in replacement volume, partially offset by price/mix benefits. Tire unit volume decreased 6.5%. Replacement tire unit volume decreased 8.1%, primarily due to reduced sales as a result of high channel inventories of imported products in the U.S.
Consumer original equipment tire unit volume increased 4.1% driven by U.S. market share gains. Similar to the second quarter, the commercial business experienced a sharp contraction in industry demand.
Segment operating income of $206 million decreased $45 million from prior year. The decrease was driven by the impact of lower volume, inflation and higher other costs, and the non-recurrence of 2024 net insurance recoveries of
$20 million. These factors were partly offset by Goodyear Forward benefits.
EMEA

	Third Quarter		Nine Months
(In millions)	2025	2024	2025	2024
Tire Units	12.0	12.2	35.6	36.3
Net Sales	$1,407	$1,348	$4,028	$3,974
Segment Operating Income	$30	$23	—	$54
Segment Operating Margin	2.1%	1.7%	—	1.4%
EMEA’s third quarter 2025 net sales of $1.4 billion were up 4.4% from last year, driven by the positive impact from changes in foreign currency exchange rates and benefits in price/mix, partly offset by lower tire volume. Tire unit volume decreased 2.4%. Replacement unit volume decreased 8.6%, driven by pre-buy of low-end imports ahead of recently announced potential tariffs in the EU. Original equipment tire unit volume increased 18.7%, reflecting significant consumer market share gains.
Segment operating income of $30 million increased $7 million from last year driven by Goodyear Forward benefits and positive net price/mix versus raw material costs, partly offset by inflation and other costs.
(more)

ASIA PACIFIC

	Third Quarter		Nine Months
(In millions)	2025	2024	2025	2024
Tire Units	8.4	9.3	23.7	27.1
Net Sales	$501	$618	$1,434	$1,814
Segment Operating Income	$51	$72	$139	$195
Segment Operating Margin	10.2%	11.7%	9.7%	10.7%
Asia Pacific's third quarter 2025 net sales of $501 million were 18.9% lower than the previous year, driven by the sale of the OTR tire business and lower volume. Tire unit volume decreased 9.2%. Replacement tire unit volume decreased
9.7%, driven by Japan and Australia. Original equipment unit volume decreased 8.8%, driven by customer mix in China.
Third quarter 2025 segment operating income of $51 million was $21 million lower than prior year, driven by the impact of lower volume and the sale of the OTR tire business, partly offset by Goodyear Forward benefits.
Conference Call
The company will host an investor call on Tuesday, Nov 4, 2025, at 8:30 a.m. Eastern time. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.
Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L.
Zamarro, executive vice president and chief financial officer.
The investor call can be accessed on the website or via telephone by calling either (800) 225-9448 or (203) 518-9708 before 8:25 a.m. Eastern time and providing the conference ID “Goodyear.” A replay will be available by calling (800)
753-8591 or (402) 220-0686. The replay will also be available on Goodyear’s investor relations website.
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About Goodyear
Goodyear is one of the world's largest tire companies. It employs about 68,000 people and manufactures its products in 51 facilities in 19 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg,
Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/
corporate.
Forward-Looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the
Goodyear Forward plan and our other strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange
Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-
K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.
Revision of Previously Issued Financial Statements
This news release reflects revised prior period financial information to correct an accounting error related to the historic computation of currency remeasurement for our foreign operations in Turkey. We evaluated the errors and determined that the related impacts were not material in any previously issued annual or interim financial statements.
See Notes 1 and 16 of the Notes to Consolidated Financial Statements included in our Form 10-Q for the quarterly period ended June 30, 2025,  filed on August 8, 2025, for revised financial information reflecting the corrections to prior periods.
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Non-GAAP Financial Measures (unaudited)
This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin,
Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.
Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating
Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating
Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment
Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net
Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).
Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss)
divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.
It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin,
Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.
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The Goodyear Tire & Rubber Company and Subsidiaries
Financial Tables (Unaudited)
Table 1: Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net Sales	$4,645	$4,824	$13,363	$13,931
Cost of Goods Sold	3,801	3,882	11,019	11,231
Selling, Administrative and General Expense	676	663	2,018	2,090
Goodwill and Intangible Asset Impairments	674	125	674	125
Rationalizations	21	11	161	52
Interest Expense	114	135	341	391
Other Expense	91	36	147	95
Net (Gain) Loss on Asset Sales	1	(1)	(700)	(95)
Income (Loss) before Income Taxes	(733)	(27)	(297)	42
United States and Foreign Tax Expense	1,464	9	1,501	75
Net Income (Loss)	(2,197)	(36)	(1,798)	(33)
Less: Minority Shareholders’ Net Income (Loss)	(2)	1	28	(6)
Goodyear Net Income (Loss)	$(2,195)	$(37)	$(1,826)	$(27)
Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(7.62)	$(0.13)	$(6.35)	$(0.09)
Weighted Average Shares Outstanding	288	287	287	286
Diluted	$(7.62)	$(0.13)	$(6.35)	$(0.09)
Weighted Average Shares Outstanding	288	287	287	286

(more)

Table 2: Consolidated Balance Sheets

	September 30,	December 31,
(In millions, except share data)	2025	2024
Assets:
Current Assets:
Cash and Cash Equivalents	$810	$810
Accounts Receivable, less Allowance — $100 ($84 in 2024)	3,177	2,482
Inventories:
Raw Materials	646	728
Work in Process	208	207
Finished Products	3,098	2,619
	3,952	3,554
Assets Held for Sale	565	466
Prepaid Expenses and Other Current Assets	520	277
Total Current Assets	9,024	7,589
Goodwill	42	756
Intangible Assets	670	805
Deferred Income Taxes	357	1,686
Other Assets	1,165	1,052
Operating Lease Right-of-Use Assets	1,060	951
Property, Plant and Equipment, less Accumulated Depreciation — $12,230 ($12,212 in 2024)	7,904	8,082
Total Assets	$20,222	$20,921

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$3,944	$4,092
Compensation and Benefits	611	606
Other Current Liabilities	1,559	1,089
Notes Payable and Overdrafts	573	558
Operating Lease Liabilities due Within One Year	204	200
Long Term Debt and Finance Leases due Within One Year	219	832
Total Current Liabilities	7,110	7,377
Operating Lease Liabilities	913	804
Long Term Debt and Finance Leases	7,264	6,392
Compensation and Benefits	814	789
Deferred Income Taxes	106	108
Other Long Term Liabilities	837	628
Total Liabilities	17,044	16,098
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 286 million in 2025 (285 million in 2024)	286	285
Capital Surplus	3,170	3,159
Retained Earnings	3,255	5,081
Accumulated Other Comprehensive Loss	(3,706)	(3,844)
Goodyear Shareholders’ Equity	3,005	4,681
Minority Shareholders’ Equity — Nonredeemable	173	142
Total Shareholders’ Equity	3,178	4,823
Total Liabilities and Shareholders’ Equity	$20,222	$20,921
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Table 3: Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(In millions)	2025	2024
Cash Flows from Operating Activities:
Net Loss	$(1,798)	$(33)
Adjustments to Reconcile Net Loss to Cash Flows from Operating Activities:
Depreciation and Amortization	813	800
Amortization and Write-Off of Debt Issuance Costs	17	10
Goodwill and Intangible Asset Impairment	674	125
Provision for Deferred Income Taxes	1,345	(37)
Net Pension Curtailments and Settlements	72	(5)
Net Rationalization Charges	161	52
Rationalization Payments	(275)	(149)
Net (Gain) Loss on Asset Sales	(700)	(95)
Loss (Gain) on Insurance Recoveries for Damaged Property, Plant and Equipment	—	(61)
Operating Lease Expense	238	249
Operating Lease Payments	(214)	(211)
Pension Contributions and Direct Payments	(74)	(45)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(605)	(658)
Inventories	(433)	(246)
Accounts Payable — Trade	(172)	(199)
Compensation and Benefits	56	39
Other Current Liabilities	299	(58)
Other Assets and Liabilities	(120)	(69)
Total Cash Flows from Operating Activities	(716)	(591)
Cash Flows from Investing Activities:
Capital Expenditures	(649)	(912)
Insurance Recoveries for Damaged Property, Plant and Equipment	—	48
Cash Proceeds from Sale and Leaseback Transactions	—	16
Asset Dispositions	1,332	110
Short Term Securities Redeemed	—	2
Long Term Securities Redeemed	4	4
Notes Receivable	5	(28)
Other Transactions	(29)	1
Total Cash Flows from Investing Activities	663	(759)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	856	1,034
Short Term Debt and Overdrafts Paid	(855)	(803)
Long Term Debt Incurred	13,385	10,315
Long Term Debt Paid	(13,289)	(9,180)
Common Stock Issued	(5)	(3)
Transactions with Minority Interests in Subsidiaries	(4)	(2)
Debt Related Costs and Other Transactions	4	(46)
Total Cash Flows from Financing Activities	92	1,315
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	27	(10)
Net Change in Cash, Cash Equivalents and Restricted Cash	66	(45)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	864	985
Cash, Cash Equivalents and Restricted Cash at End of the Period	$930	$940
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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2025	2024	2025	2024
Total Segment Operating Income	$287	$346	$641	$920
Less:
Goodwill and Intangible Asset Impairment	674	125	674	125
Rationalizations	21	11	161	52
Interest Expense	114	135	341	391
Other Expense	91	36	147	95
Net (Gain) Loss on Asset Sales	1	(1)	(700)	(95)
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, net	55	25	142	119
Corporate Incentive Compensation Plans	8	14	44	50
Retained Expenses of Divested Operations	5	3	8	11
Other	51	25	121	130
Income (Loss) before Income Taxes	$(733)	$(27)	$(297)	$42
United States and Foreign Tax Expense	1,464	9	1,501	75
Less: Minority Shareholders' Net Income (Loss)	(2)	1	28	(6)
Goodyear Net Income (Loss)	$(2,195)	$(37)	$(1,826)	$(27)

Net Sales	$4,645	$4,824	$13,363	$13,931
Return on Net Sales	(47.3)%	(0.8)%	(13.7)%	(0.2)%
Total Segment Operating Margin	6.2%	7.2%	4.8%	6.6%
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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
Third Quarter 2025

(In millions, except per share amounts)	As Reported	Indirect Tax Settlements and Discrete Tax Items	Goodwill Impairment	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Pension Settlement Charges	Goodyear Forward Costs	Asset and Other Sales	As Adjusted
Net Sales	$4,645	$—	$—	$—	$—	$—	$—	$4,645
Cost of Goods Sold	3,801	—	—	(52)	—	—	—	3,749
Gross Margin	844	—	—	52	—	—	—	896

SAG	676	—	—	(3)	—	(4)	—	669
Goodwill Impairment	674	—	(674)	—	—	—	—	-
Rationalizations	21	—	—	(21)	—	—	—	-
Interest Expense	114	—	—	—	—	—	—	114
Other (Income) Expense	91	—	—	—	(68)	(4)	—	19
Net (Gain) Loss on Asset Sales	1	—	—	—	—	—	(1)	-
Pre-tax Income (Loss)	(733)	—	674	76	68	8	1	94
Taxes	1,464	(1,450)	—	—	—	—	—	14
Minority Interest	(2)	—	—	—	—	—	—	(2)
Goodyear Net Income (Loss)	$(2,195)	$1,450	$674	$76	$68	$8	$1	$82

EPS	$(7.62)	$5.04	$2.34	$0.25	$0.24	$0.03	$—	$0.28
Third Quarter 2024

(In millions, except per share amounts)	As Reported	Intangible Asset Impairment	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Indirect Tax Settlements and Discrete Tax Items	Debica Fire Impact and Insurance Recoveries	Americas Storm Insurance Recoveries	As Adjusted
Net Sales	$4,824	$—	$—	$—	$—	$—	$—	$4,824
Cost of Goods Sold	3,882	—	(19)	—	—	(3)	20	3,880
Gross Margin	942	—	19	—	—	3	(20)	944

SAG	663	—	(6)	(14)	—	—	—	643
Intangible Asset Impairment	125	(125)	—	—	—	—	—	—
Rationalizations	11	—	(11)	—	—	—	—	—
Interest Expense	135	—	—	—	—	—	—	135
Other (Income) Expense	36	—	—	(11)	—	—	—	25
Net (Gain) Loss on Asset Sales	(1)	—	—	—	—	—	—	(1)
Pre-tax Income (Loss)	(27)	125	36	25	—	3	(20)	142
Taxes	9	31	3	6	(7)	1	(5)	38
Minority Interest	1	—	1	—	—	—	—	2
Goodyear Net Income (Loss)	$(37)	$94	$32	$19	$7	$2	$(15)	$102

EPS	$(0.13)	$0.33	$0.11	$0.07	$0.02	$0.01	$(0.05)	$0.36
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Nine Months 2025

(In millions, except per share amounts)	As Reported	Indirect Tax Settlements and Discrete Tax Items	Goodwill Impairment	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Pension Settlement Charges	Goodyear Forward Costs	Asset and Other Sales	As Adjusted
Net Sales	$13,363	$—	$—	$—	$—	$—	$—	$13,363
Cost of Goods Sold	11,019	—	—	(134)	—	—	—	10,885
Gross Margin	2,344	—	—	134	—	—	—	2,478

SAG	2,018	—	—	(8)	—	(9)	—	2,001
Goodwill Impairment	674	—	(674)	—	—	—	—	—
Rationalizations	161	—	—	(161)	—	—	—	—
Interest Expense	341	—	—	—	—	—	—	341
Other (Income) Expense	147	—	—	—	(72)	(10)	—	65
Net (Gain) Loss on Asset Sales	(700)	—	—	—	—	—	700	—
Pre-tax Income (Loss)	(297)	—	674	303	72	19	(700)	71
Taxes	1,501	(1,446)	—	32	1	3	(46)	45
Minority Interest	28	—	—	1	—	—	(26)	3
Goodyear Net Income (Loss)	$(1,826)	$1,446	$674	$270	$71	$16	$(628)	$23

EPS	$(6.35)	$5.03	$2.34	$0.94	$0.25	$0.06	$(2.19)	$0.08
Nine Months 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Intangible Asset Impairment	Goodyear Forward Costs	South Africa Flood Impact	Pension Settlement Charges (Credits)	Indirect Tax Settlements and Discrete Tax Items	Debica Fire Impact and Insurance Recoveries	Americas Storm Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$13,931	$—	$—	$—	$—	$—	$—	$—	$—	$—	$13,931
Cost of Goods Sold	11,231	(95)	—	—	(3)	—	8	26	39	—	11,206
Gross Margin	2,700	95	—	—	3	—	(8)	(26)	(39)	—	2,725

SAG	2,090	(24)	—	(81)	—	—	—	—	—	—	1,985
Intangible Asset Impairment	125	—	(125)	—	—	—	—	—	—	—	—
Rationalizations	52	(52)	—	—	—	—	—	—	—	—	—
Interest Expense	391	—	—	—	—	—	—	—	—	—	391
Other (Income) Expense	95	—	—	(11)	—	5	2	—	—	(8)	83
Net (Gain) Loss on Asset Sales	(95)	—	—	—	—	—	—	—	—	95	—
Pre-tax Income (Loss)	42	171	125	92	3	(5)	(10)	(26)	(39)	(87)	266
Taxes	75	15	31	22	—	(1)	(9)	(6)	(9)	(26)	92
Minority Interest	(6)	15	—	—	—	—	—	(3)	—	—	6
Goodyear Net Income (Loss)	$(27)	$141	$94	$70	$3	$(4)	$(1)	$(17)	$(30)	$(61)	$168

EPS	$(0.09)	$0.48	$0.33	$0.24	$0.01	$(0.01)	$(0.01)	$(0.06)	$(0.10)	$(0.21)	$0.58